UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2025

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Suite 230 San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Preferred Stock and Warrants

On November 14, 2025, Nuvve Holding Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (collectively, the “Purchasers”) providing for the issuance and sale to the Purchasers of (i) 5,000 shares of newly-designated Series A Convertible Preferred Stock (the “Preferred Stock”) and (ii) warrants to purchase up to a number of shares of common stock of the Company (the “Common Stock”) equal to 100% of the shares of Common Stock issuable upon conversion of the shares of Preferred Stock (the “Warrants”) with an aggregate stated value of $5,000,000, for an aggregate purchase price of $4,500,000 (the “Offering”).

Pursuant to the Purchase Agreement, the Company agreed to hold a special meeting of stockholders on or prior to December 31, 2025, for the purposes of obtaining stockholder approval under the applicable rules and regulations of the Nasdaq Stock Market (“Nasdaq”) approving the issuance of shares of Common Stock pursuant to the conversion of any shares of Preferred Stock and exercise of any Warrants issued under the Securities Purchase Agreement in excess of 19.99% of the issued and outstanding Common Stock on the date of the Securities Purchase Agreement (the “Shareholder Approval”). The closing of the Offering (the “Closing”) shall take place upon the receipt of the Shareholder Approval, and the satisfaction of certain customary conditions contained in the Securities Purchase Agreement.

Pursuant to the Certificate of Designation designating the Preferred Stock (the “Certificate of Designation”) and subject to certain ownership limitations, the Preferred Stock may be converted at any time at the option of the Purchasers into shares of the Company’s Common Stock at an initial conversion price equal to 90% of the closing price of the Common Stock immediately prior to the Closing, subject to certain conditions, as further described in the Certificate of Designation. In addition, the holders of the Preferred Stock are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 8% per annum, which may increase to 18% per annum upon the occurrence of certain triggering events, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first date after the date of issuance of the Preferred Stock and on each Conversion Date (as defined in the Certificate of Designation), payable, at the election of the holder of such Preferred Stock, in cash, shares of the Common Stock, or a combination thereof.

Pursuant to the Securities Purchase Agreement, each Purchaser will be issued a Warrant, each to purchase up to a number of shares of Common Stock equal to 100% of the number of shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”) issued to such Purchaser. The Warrants have an initial exercise price equal to 135% of the closing price of the Common Stock immediately prior to the Closing, are exercisable, subject to certain ownership limitations, immediately upon issuance and have a term of exercise equal to five years.

The Preferred Stock and Warrants both have full ratchet price protection and are subject to other adjustments, as further described in the Certificate of Designation or the Warrants, a floor price which shall be equal to 20% of the initial Conversion Price (subject to adjustment for reverse and forward splits, recapitalizations and similar transactions) (the “Floor Price”).

Pursuant to the Securities Purchase Agreement, the Purchasers may elect to purchase additional shares of Preferred Stock with an aggregate stated value of up to $25,000,000 (the “Additional Investment Right”) and accompanying additional warrants to purchase shares of Common Stock (the “AIR Warrants”). Such Preferred Stock and AIR Warrants shall have identical terms to the Preferred Stock and Warrants issued at the Closing, provided that the initial conversion price and exercise price, as applicable, of such Preferred Stock and AIR Warrants (the “AIR Price”) shall be equal to the greater of (A) the lesser of (i) 90% of the arithmetic average of the five lowest intraday trading prices occurring during any time during the 10 trading days prior to the exercise of such Additional Investment Right and (ii) the conversion price of the outstanding Preferred Stock and/or exercise price of the outstanding Warrants the in effect and (B) the Floor Price. Additionally the Purchasers shall, commencing on the six-month anniversary of the Closing Date and during every six months thereafter, the Purchases shall either exercise Additional Investments or the Warrants, for gross proceeds to the Company of at least $4.0 million until the Company has received at least $20.0 million in gross proceeds, provided the Purchasers shall have no obligation to exercise such Additional Investment Right every six months if during such period the AIR Price does not equal or exceed the Floor Price.

The offer and sale of the securities in the Offering were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder.

Registration Rights Agreement

The Company and the Purchasers entered into a registration rights agreement pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the public resale of the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants. The Company has agreed to file a registration statement within 15 days after the initial closing and after each closing of the exercise of any Additional Investment Right in accordance with the Securities Purchase Agreement, to become effective no later than 60 days after filing. If these deadlines are not met, the Company will be liable for liquidated damages of 1.5% of the subscription amount paid by each Purchaser pursuant to the Securities Purchase Agreement. Further, if the Company fails to pay such liquidated damages within seven days from the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by the applicable law) to each holder of the registerable securities.

Equity Line of Credit Facility

In addition, on November 14, 2025, in connection with the Offering, the Company entered into a common shares purchase agreement (the “ELOC Agreement”) with one of the Purchasers (the “Investor”) relating to a committed equity facility (the “Facility”). Pursuant to the ELOC Agreement, the Company has the right, from time to time at its option to sell to the Investor up to $25 million of its Common Stock (the “ELOC Shares”), subject to certain conditions and limitations set forth in the ELOC Agreement, including the ELOC Registration Statement being declared effective. In consideration for the Investor’s execution and delivery of the ELOC Agreement, the Company agreed to issue to the Investor a pre-funded warrant to purchase 2,221,235 of shares of Common Stock as a commitment fee (the “Pre-Funded Warrant”).

Upon the satisfaction of all of the conditions to commencement of the Company’s rights to sell ELOC Shares under the terms of the ELOC Agreement, the Company shall have the right, but not the obligation, to direct the Investor to purchase a number of ELOC Shares (the “VWAP Purchase Share Request”) at the VWAP Purchase Price. The VWAP Purchase Price is the price per Common Share equal to 93% of the lesser of the (i) lowest sale price on the VWAP purchase date (as defined in the ELOC Agreement) and (ii) the VWAP over the applicable VWAP purchase period on such VWAP purchase date for such VWAP purchase.

The ELOC Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

The Company intends to use the net proceeds from the ELOC Agreement for working capital and general purposes.

The Company has agreed to file, within 30 trading days after execution of the ELOC Agreement, a registration statement (the “ELOC Registration Statement”) with the Securities and Exchange Commission covering the resale of the Common Shares to be sold under the ELOC Agreement and has agreed to use commercially reasonable efforts to cause such registration to become effective as soon as reasonably practicable following the filing thereof with the Securities and Exchange Commission (the “ELOC Registration Statement”).

The transaction documents contain customary representations and warranties, covenants, indemnification provisions, and closing conditions.

The foregoing descriptions of the terms of the Certificate of Designations, Warrant, Pre-Funded Warrant, Securities Purchase Agreement, Registration Rights Agreement, ELOC Agreement are not intended to be complete and are qualified in their entirety by reference to such exhibits, which are filed herewith as Exhibits 3.1 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. Neither this current report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02 in its entirety.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.03 in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Items 1.01 and 3.03 regarding the Certificate of Designation are incorporated by reference into this Item 5.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.
4.1	Form of Common Warrant.
4.2	Form of Pre-Funded Warrant
10.1	Securities Purchase Agreement, dated as of November 14, 2025, between the Company and the purchasers identified therein.
10.2	Registration Rights Agreement, dated as of November 14, 2025, between the Company and the purchasers identified therein.
10.3	Common Shares Purchase Agreement, dated as of November 14, 2025, between the Company and the purchasers thereto.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2025

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer

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